Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 9, 2016 the Company sold certain assets comprising the Iron Tiger Fight Series business to Alliance MMA under the terms of an Asset Purchase Agreement for an aggregate purchase price of $750,000, consisting of $150,000 in cash and 133,333 shares of Alliance MMA common stock valued at $4.50 per share. Under the terms of the Asset Purchase Agreement, the Company may forfeit 50,000 of such shares if Iron Tiger Fight Series fails to achieve certain financial results, as described in the Asset Purchase Agreement.

The following unaudited pro forma condensed combined financial information (“pro forma financial information”) has been prepared in accordance with Article 11 of SEC Regulation S-X, and combines the historical consolidated financial statements of Alliance MMA and Iron Tiger Fight Series (“IT”). The historical financial information has been adjusted to reflect factually supportable items that are directly attributable to the transaction, and with respect to the statements of operations only, expected to have a continuing impact on consolidated results of operations. Specifically, the pro forma financial information gives effect to the following:

•	The consummation of the transaction; and
•	Allocation of purchase price and estimated purchase accounting adjustments.

The unaudited pro forma condensed combined statements of operations are presented as if the transaction had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the transaction occurred on September 30, 2016.

This pro forma financial information should be read in conjunction with:

•	the accompanying notes to the pro forma financial information;
•	IT’s separate audited historical financial statements and notes for the years ended December 31, 2015, and 2014 (included as Exhibit 99.2 to this Amendment No. 1); and
•	unaudited historical condensed financial statements and notes as of and for the nine months ended September 30, 2016 (included as Exhibit 99.3 to this Amendment No. 1).

The pro forma financial information has been prepared for illustrative purposes only. The pro forma adjustments are based on estimates using information available at the time of this report. The pro forma financial information is not necessarily indicative of what the financial position or results of operations actually would have been had the transaction been completed at the dates indicated, and include pro forma adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The financial position and results of operations shown are not necessarily indicative of what the past financial position and results of operations of the combined company would have been nor indicative of the financial position and results of operations of future periods. The pro forma financial information does not give consideration to the impact of possible revenue enhancements, synergies, expense efficiencies, strategy modifications, asset dispositions or other actions that may result from the transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of September 30, 2016

	AMMA	ITFS	Pro Forma Adjustments		Combined Pro Forma
			(See Note 1)
ASSETS
Current assets:
Cash	$5,122,876	$77	$(148,284)	(a)	$4,974,669
Accounts receivable, net	26,496	—	6,205		32,701
Prepaid expenses	4,103	—	—		4,103
Total current assets	5,153,475	77	(142,079)		5,011,473
Property and equipment, net	23,661	—			23,661
Intangible assets, net	5,963,436	—	113,333	(a)(b)	6,076,769
Goodwill	2,706,374	—	393,744	(a)	3,100,118
Total Assets	$13,846,946	$77	$364,998		$14,212,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$250,162	$—	$—		$250,162
Earn-out accrual	716,394	—	—		716,394
Payable for Target Assets	129,500	—	—		129,500
Total current liabilities	1,096,056	—	—		1,096,056

Stockholders’ equity:
Common stock	8,480	—	—		8,480
Additional paid-in capital	13,948,218	—	506,665	(a)	14,454,883
Accumulated (deficit) equity	(1,205,808)	77	(141,667)	(b)	(1,347,398)
Total stockholders’ equity	12,750,890	77	364,998		13,115,965
Total Liabilities and Stockholders’ Equity	$13,846,946	$77	$364,998		$14,212,021

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2016

	AMMA	ITFS	Pro Forma Adjustments	Combined Pro Forma
			(See Note 1)
Revenues	$—	$119,770	$—	$119,770
Cost of revenues	—	93,557	—	93,557
Gross profit	—	26,213	—	26,213

Operating expenses:
Total operating expenses	819,352	11,482	63,750 (b)	894,584
(Loss) Income from operations	(819,352)	14,731	(63,750)	(868,371)
Net loss	$(819,352)	$14,731	$(63,750)	$(868,371)

Loss per share:
Net loss Income	$(819,352)			$(868,371)
Loss per share, basic and diluted	$(0.15)			$(0.16)

Weighted average number of shares used to compute net loss per share, basic and diluted	5,289,221		133,333	5,422,554

See accompanying notes to the unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statements of Operations

	For the Period from February 12, 2015 (Inception) through December 31, 2015 AMMA	Year Ended December 31, 2015 ITFS	Pro Forma Adjustments	Combined Pro Forma
			(See Note 1)
Revenues	$—	$131,405	$—	$131,405
Cost of revenues	—	106,603	—	106,603
Gross profit	—	24,802	—	24,802

Operating expenses:
Total operating expenses	386,456	3,653	77,917 (b)	468,026
(Loss) Income from operations	(386,456)	21,149	(77,917)	(443,224)
Net loss	$(386,456)	$21,149	$(77,917)	$(443,224)

Loss per share:
Net loss Income	$(386,456)			$(443,224)
Net loss per share, basic and diluted	$(0.07)			$(0.08)
Weighted average shares used to compute net loss per share, basic and diluted	5,289,136		133,333	5,422,469

See accompanying notes to the unaudited pro forma condensed combined financial information

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Pro Forma Basis of Presentation

The transaction is reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method of purchase accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (ASC 805). Under the acquisition method, the total estimated purchase price of the acquired company is allocated to the assets acquired and the liabilities assumed based on their fair values at the date of acquisition. In determining the preliminary allocation of the purchase price in the unaudited pro forma condensed combined financial statements, Alliance MMA has assumed the transaction was completed on February 12, 2015 and has made other significant estimates and assumptions. Due to the fact that the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. The allocation of the purchase price is subject to change based on further review of the fair value of the assets acquired and liabilities assumed. A final determination of purchase price allocation and fair values will be based on the assets acquired and the liabilities assumed on the actual date of consummation of the transaction, which was December 9, 2016.

Under ASC 805, acquisition-related transaction costs (such as advisory, legal or other professional fees) are not included as a component of consideration transferred and have been excluded from the unaudited pro forma condensed combined statements of operations.

(a)—Preliminary Allocation of Purchase Price

On December 9, 2016 the Company sold certain assets comprising the Iron Tiger Fight Series business to Alliance MMA under the terms of an Asset Purchase Agreement for an aggregate purchase price of $656,665, consisting of $150,000 in cash and 133,333 shares of Alliance MMA common stock valued at $3.80 per share, the fair value of Alliance MMA common stock on December 9, 2016. Under the terms of the Asset Purchase Agreement, the Company will forfeit 50,000 of such shares if Iron Tiger Fight Series fails to achieve certain financial results, as described in the Asset Purchase Agreement.

Cash paid	$150,000
Fair value of AMMA stock issued (not including stock subject to forfeiture)	316,665
Fair value of AMMA stock issued subject to forfeiture	190,000
Total preliminary purchase price	$656,665

As discussed in Note 1, Alliance MMA has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired based on various preliminary estimates assuming the transaction was completed on February 12, 2015. These preliminary estimates are subject to change and the final purchase price allocation may differ significantly from the information presented herein.

The preliminary purchase price allocation is as follows:

Acquired Assets	$7,921
Brand	255,000
Goodwill	393,744
Total preliminary purchase price	$656,665

(b)—Amortization of Acquired Intangible Assets

To reflect adjustments to amortization expense as a result of purchase accounting:

For the Nine Months ended September 30, 2016:
To reflect estimated amortization of acquired finite-lived intangibles measured at estimated fair value with three year useful lives	$(63,750)
For the period from February 12, 2015 (Inception) through December 31, 2015:
To reflect estimated amortization of acquired finite-lived intangibles measured at estimated fair value with three year useful lives	$(77,917)